Exhibit 23(e)(ii)


                         AMENDED AND RESTATED EXHIBIT A



         THIS AMENDED AND RESTATED EXHIBIT A, dated as of ____________, 2008, is Exhibit A to that certain Underwriting Agreement dated as of July 19, 2007, between PFPC Distributors, Inc. and FundVantage Trust and is amended and restated for the addition of Boston Advisors US Small Cap Equity Fund and Boston Advisors International Equity Fund.



                                      FUNDS


                  MBIA Municipal Bond Inflation Protection Fund

                              MBIA High Yield Fund

                   MBIA Multi-Sector Inflation Protection Fund

                        MBIA Core Plus Fixed Income Fund

                                   Lateef Fund

                    Boston Advisors US Small Cap Equity Fund

                    Boston Advisors International Equity Fund

                                                PFPC DISTRIBUTORS, INC.

                                                By:      _____________________

                                                Name:    _____________________

                                                Title:   _____________________

FUNDVANTAGE TRUST

By:      ____________________

Name:    ____________________

Title:   ____________________